                                OMNIBUS AMENDMENT

         THIS OMNIBUS AMENDMENT (this "Amendment"), dated as of April 15, 2004, by and between OMNI ENERGY SERVICES CORP., a Louisiana corporation (the "Company"), and each of the entities whose names appear on the signature page hereof. Such entities are each referred to herein as an "Investor" and, collectively, as the "Investors".

         WHEREAS, the Company and Investors are party to that certain Securities Purchase Agreement, dated as of February 12, 2004 (the "First Purchase Agreement"), pursuant to which the Company sold to the Investors named therein, and such Investors purchased from the Company, 6.5% Convertible Debentures (the "First Debentures") and warrants (the "First Warrants");

         WHEREAS, the Company and Investors have entered into to a second Securities Purchase Agreement, dated as of the date hereof (the "Second Purchase Agreement"), pursuant to which the Company is selling to Investors, and Investors are purchasing from the Company, additional debentures (the "Second Debentures") and warrants (the "Second Warrants"); and

         WHEREAS, in connection with the consummation of the transactions contemplated by the Second Purchase Agreement, the Company and Investors desire to make certain amendments to the First Securities Purchase Agreement, the First Debentures and the First Warrants as set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, the parties hereto hereby agree as follows:

         Section 1. Amendment to First Purchase Agreement. Section 4.10 of the First Purchase Agreement is hereby amended and restated to read in its entirety as follows:

                           "4.10 Limitations on Conversion. Until Shareholder
                  Approval (as defined below) is obtained, or an Investor obtains an opinion of counsel reasonably satisfactory to the Company and its counsel that such approval is not required, no Investor shall be issued Debenture Shares pursuant to a conversion of such Investor's Debenture or exercise of its Put Option (as defined in the Debentures) in an amount greater than the product of (A) the Cap Amount multiplied by (B) a fraction, the numerator of which is the aggregate principal amount of such Debenture plus the aggregate principal amount of the Second Debenture, if any, purchased by such Investor and the denominator of which is the aggregate principal amount of all Debentures and all Second Debentures purchased by all Investors and Second Investors under this Agreement and the Second Purchase Agreement (the "Allocation Amount"). In the event that any Investor shall sell or otherwise transfer any of such Investor's Debentures, the remaining Debenture Shares constituting such transferring Investor's Allocation Amount shall be allocated between the transferring Investor and transferee pro rata in proportion to the number of Registrable Shares issuable under the

                  Debentures transferred to such transferee and the number of Registrable Shares and Second Registrable Shares issuable under the Debentures and Second Debentures retained by such transferring Investor. In the event that any Investor shall put or convert all of such Investor's Debentures and Second Debentures into a number of shares of Common Stock which, in the aggregate, is less than such Investor's Allocation Amount, then the difference between such Investor's Allocation Amount and the number of shares of Common Stock actually issued to such Investor shall be allocated to the respective Allocation Amounts of the remaining Investors and the Second Investors on a pro rata basis in proportion to the number of Registrable Shares and Second Registrable Shares then issuable under the Debentures and Second Debentures held by each such Investor or Second Investor. As used herein, the term "Second Purchase Agreement" means the Securities Purchase Agreement, dated as of April 15, 2004, between the Company, the Second Investors named therein, as amended, modified and supplemented, and the terms "Second Debentures", "Second Warrants", "Second Investors", "Second Debenture Shares" and "Second Registrable Shares" shall have the meanings given to the terms "Debentures", "Warrants", "Investors", "Debenture Shares" and "Registrable Shares", respectively, in the Second Purchase Agreement."

         Section 2. Amendment to First Debentures.

                  (a) The definition of "Excluded Securities" in each of the First Debentures is hereby amended to include: (1) securities purchased under the Second Purchase Agreement; and (2) Interest Payment Shares or Put Payment Shares, whether issued under the Debentures or the Second Debentures, or securities issued upon conversion or exercise of the Second Debentures or Second Warrants. For avoidance of doubt, the securities purchased under the Second Purchase Agreement and the securities issued upon conversion or exercise of the Second Debentures or Second Warrants will not be considered a Dilutive Issuance (as defined in the First Purchase Agreement) for purposes of the First Debentures.

                  (b) The definition of "Junior Securities" in each of the First Debentures is hereby amended by replacing the parenthetical "(other than the Debentures or Warrants)" with the parenthetical "(other than the Debentures, Warrants, Second Debentures and Second Warrants)".

                  (c) The second sentence of Section 5(f) of each of the First Debentures is hereby amended as follows: (i) the words "this Section 5(g)" are hereby replaced with the words "this Section 5(f)"; and (ii) the words "paragraph (h) below" are hereby replaced with the words "paragraph (g) below".

                  (d) The definition of "Event of Default" in each of the First Debentures is hereby amended as follows: (i) the phrase: "or an Event of Default (as defined in the Second Debentures) occurs" is hereby added at the end of subparagraph 6(d)(i) of each of the First Debentures; and (ii) the words "paragraph (h) hereof" in subparagraph 6(d)(iii) of each of the First Debentures is hereby replaced with the words "paragraph 3(h) hereof".

         Section 3. Amendment to First Warrants. The definition of "Excluded Securities" in each of the First Warrants is hereby amended to include: (1) securities purchased under the Second Purchase Agreement; and (2) Interest Payment Shares or Put Payment Shares, whether issued under the Debentures or the Second Debentures, or securities issued upon conversion or exercise of the Second Debentures or Second Warrants. For avoidance of doubt, the securities purchased under the Second Purchase Agreement and the securities issued upon conversion or exercise of the Second Debentures or Second Warrants will not be considered a Dilutive Issuance (as defined in the First Purchase Agreement) for purposes of the First Warrants.

         Section 4. Successors and Assigns. The terms and conditions of this Amendment shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.

         Section 5. Governing Law. This Amendment shall be governed by and construed under the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

         Section 6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         Section 7. Headings. The headings used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment.

         Section 8. Amendments. This Amendment may not be amended, changed or modified except pursuant to a written instrument executed by the Company and agreed to by the Investors and the Second Investors holding at least two-thirds (2/3) of the aggregate principal amount of the First Debentures and Second Debentures then outstanding, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought.

         Section 9. No Other Changes. Except as specifically amended herein, all of the terms, covenants, conditions and stipulations contained in the First Purchase Agreement, First Debentures and the First Warrants are hereby ratified and confirmed in all respects, and shall continue to apply with full force and effect.

         Section 10. Severability. If any term, covenant, provision or condition of this Amendment shall be held to be invalid, illegal or unenforceable in any respect, this Amendment shall be construed without such term, covenant, provision or condition.

                           [Signature Pages to Follow]

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first-above written.

OMNI ENERGY SERVICES CORP.

By: /s/ G. Darcy Klug
    --------------------------
    G. Darcy Klug
    Chief Financial Officer

PROVIDENT PREMIER MASTER FUND LTD.

By: Gemini Investment Strategies, LLC, as Attorney-in-Fact

    By: /s/ Steven Winters
        ----------------------------------
        Steven Winters
        Authorized Signatory

PORTSIDE GROWTH AND OPPORTUNITY FUND

By: /s/ Jeffrey Smith
    --------------------------
    Jeffrey Smith
    Authorized Signatory

MANCHESTER SECURITIES CORP.

By: /s/ Elliot Greenberg
    --------------------------
    Elliot Greenberg
    Vice President

GEMINI MASTER FUND, LTD.

By: Gemini Investment Strategies, LLC, as Investment Manager

    By:  /s/ Steven Winters
         --------------------------
         Steven Winters
         Authorized Signatory